Exhibit 99.1

Dialogic Inc. Reports Fourth Quarter and Full Year 2011

Financial Results

•    Restructures debt with primary lender into three year note on significantly improved terms

•     Achieves record non-GAAP Gross Margins and EBITDA for the fourth quarter

March 23, 2012, Milpitas, California—(BUSINESS WIRE)—Dialogic Inc. (NASDAQ:DLGC), a leading provider of communications technologies that power advanced networks, today announced fourth quarter and full year financial results for the period ending December 31, 2011.

Fourth Quarter Highlights

•	Achieved the highest non-GAAP Gross Margins and EBITDA in the company’s history

•	Increased Cash on hand to $10.4 million from $9.0 million

•	Continued momentum in Next-Gen products, most notably with design wins in bandwidth optimization for mobile backhaul to support 3G and 4G networks worldwide

“As we review our financial results for the fourth quarter of 2011 over the third quarter of 2011, we are pleased to report that we increased Total Revenue and Gross Margin while significantly reducing Operating Expense, all of which resulted in $4.4 million of Adjusted EBITDA and added to our cash position at the end of the year,” said Nick Jensen, Dialogic Chairman and Chief Executive Officer.

Financial Results

On a GAAP basis, Dialogic achieved the following financial results for the fourth quarter of 2011 as compared to the third quarter of 2011 and full year 2011 as compared to full year 2010:

•

Total Revenue for the fourth quarter of 2011 was $50.0 million, an increase of 5.5% compared to $47.4 million in the third quarter of 2011. Total revenue in 2011 was $198.1 million, an increase of 10.8% compared to $178.8M in 2010.

•	Gross Margin for the fourth quarter of 2011 was 61.1%, an increase of 130 bps compared to 59.8% in the third quarter of 2011. Gross Margin in 2011 was 59.2% compared to 59.1% in 2010.

•

Operating Expense for the fourth quarter of 2011 was $33.9 million, a decrease of 9.0% compared to $37.3M in the third quarter of 2011. Operating Expense in 2011 was $151.9 million, an increase of 12.7% compared to $134.9 million in 2010.

•

Net Loss attributable to shareholders for the fourth quarter of 2011 was $9.2 million, or $0.29 per share compared to $13.1 million, or $0.42 per share, in the third quarter of 2011, a decrease of 30.0% quarter over quarter. Net Loss attributable to shareholders for 2011 was $54.8 million, or $1.75 per share, compared to $49.7 million for 2010, or $3.67 per share, an increase of 10.1% year over year.

•	Cash on hand for the fourth quarter of 2011 was $10.4 million, an increase of 15.6% compared to $9.0 million in the third quarter of 2011.

As reflected below in the Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted EBITDA results, on a non-GAAP basis, Dialogic achieved the following financial results for the fourth quarter of 2011 as compared to the third quarter of 2011:

•	Total Revenue for the fourth quarter of 2011 was $50.4 million, an increase of 5.0% compared to $48.0 million for the third quarter of 2011.

•	Gross Margin for the fourth quarter of 2011 was the highest in company history at 65.8%, an increase of 50 basis points compared to 65.3% for the third quarter of 2011.

•	Operating Expense for the fourth quarter of 2011 was $28.8 million, a decrease of 5.0% compared to $30.3 million for the third quarter of 2011.

•	Adjusted EBITDA for the fourth quarter of 2011 was the highest in company history at $4.4 million, an increase of 340% compared to $1.0 million for the third quarter of 2011.

“Since early 2011, we have been actively focused on reducing costs and have decreased annualized operating expenses by approximately $25 million between the first and fourth quarter of 2011,” said John Hanson, Dialogic Chief Financial Officer. “We continue to evaluate and pursue cost management opportunities by sharpening our focus on outsourcing, strategic sourcing and other key measures that could yield an additional annualized cost savings of $18 - $20 million by the end of the fourth quarter of 2012.”

Debt Restructuring

Dialogic Inc. and certain of its affiliates have entered into an agreement with its primary lender, Tennenbaum Capital Partners, LLC and certain of its affiliates (TCP), to restructure $89.9 million of its current short-term debt into a new three-year long-term note with a maturity date of March 31, 2015. The new note carries an interest rate of 10%, which in 2012 may be paid 5% in cash and 5% with a Payment in Kind (PIK) feature, instead of all cash and thereafter may be paid 5% in cash and 5% with a PIK feature based on certain tests related to the company’s freely available cash. This compares to the prior note that carried a cash interest rate of 15%. The new note will also have no financial covenants until the first quarter of 2013. Furthermore, the primary lender has agreed that $3.1 million in cash interest due in the first quarter of 2012 under the prior facility can be deferred and accrued as debt. Associated with the debt restructuring, Dialogic will also issue 18 million warrants for common stock with an exercise price of $1.00 per share to TCP, subject to shareholder approval.

“We are pleased to have been able to restructure our balance sheet and to materially reduce our future cash interest expense by what we estimate to be at least $9.0 million for the first year in partnership with Tennenbaum Capital Partners,” said Hanson. “We see this as another milestone in the company’s ongoing efforts to optimize financial performance.”

“We have delivered a strong fourth quarter and a solid year both in terms of our financial performance, but also the underlying Next-Gen solutions and services that our customers rely on to scale their business in the face of unprecedented growth in mobile video, data and voice services,” said Jensen. “We believe that we have the right technologies at the right time and that increasing our focus on Next-Gen investments in these key growth areas continues to position us well in the fastest growing mobile markets worldwide, such as bandwidth optimization, session border controllers and video. We recognize that having the right operating structure and the right capital structure are key elements in our ability to create long-term shareholder value.”

Business Outlook for the First Quarter of 2012

Dialogic expects Total Revenue in the first quarter of 2012 to be slightly less than Total Revenues achieved in the fourth quarter of 2011, due to normal seasonality.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP operating income (loss) is useful to investors, because it describes the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation as well as certain nonrecurring expenses. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA and also non-cash stock compensation expense, purchase price adjustments resulting from the fair value adjustments of the assets and liabilities of Veraz Networks as of October 1, 2010, acquisition and integration related costs, restructuring expenses, SEC inquiry expenses and foreign exchange gains (losses). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Stock-based compensation: These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under ASC 718. Dialogic excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and are also excluded by our lender in the calculation of EBITDA. As Dialogic applies ASC 718, it believes that it is useful to its investors to understand the impact of the application of ASC 718 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Dialogic and because such expense is not used by management to assess the core profitability of our business operations. Dialogic further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

SEC inquiry expense: Due to the generally nonrecurring nature and magnitude of expense associated with the SEC inquiry, Dialogic excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

Conference Call Information

Dialogic will hold its fourth quarter earnings conference call at approximately 9:00am Eastern Time on Friday, March 23, 2012. Dialogic will offer a live webcast of the conference call, which will also include forward-looking information. For parties in the United States, call 1-800-860-2442 to access the conference call. International parties can access the call at 412-858-4600. The webcast will be accessible from the “Investor Relations” section of the Dialogic website (www.dialogic.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available one hour after the call and will run for one month. To hear the replay, parties in the United States should call 1-877-344-7529 and enter passcode 10006191#. International parties should call 1-412-317-0088 and enter passcode 10006191#. In addition, Dialogic’s press release will be distributed via Business Wire and posted on the Dialogic website before the conference call begins (DLGC-IR).

About Dialogic

Dialogic (NASDAQ: DLGC) develops products and technologies that enable operators to provide—and subscribers to enjoy—an enhanced mobile experience. Whether our products are used in mobile value-added service solutions or to transform, connect and optimize communications services, Dialogic understands that mobile experience matters. Our technology touches over two billion mobile subscribers a day and our network solutions carry more than 15 billion minutes of traffic per month.

For more information on Dialogic and the communications solutions built on Dialogic® technology, visit www.dialogic.com and www.dialogic.com/showcase. Also, find us on the following social networking sites:

•	Dialogic Exchange Network (DEN)

•	Facebook

•	Twitter

•	LinkedIn

•	Google+

•	YouTube

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, our level of our indebtedness, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, adding working capital, creating new revenue opportunities, reducing operating expenses, including our ability to achieve expected savings in future cash interest expense, intellectual property matters and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic’s business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, each as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic is a registered trademark of Dialogic Inc. or a subsidiary. All other company and product names may be trademarks of the respective companies with which they are associated.

FINANCIAL TABLES

DIALOGIC INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenues:
Products	$38,660	$36,604	$47,398	$157,088	$162,449
Services	11,352	10,817	8,053	40,996	16,323

Total revenues	50,012	47,421	55,451	198,084	178,772

Cost of Revenues:
Products	14,253	13,700	21,026	59,490	61,725
Services	5,207	5,358	4,746	21,422	11,412

Total cost of revenues	19,460	19,058	25,772	80,912	73,137

Gross profit	30,552	28,363	29,679	117,172	105,635

Operating Expenses:
Research and development, net	12,300	13,540	15,411	54,562	46,152
Sales and marketing	12,464	12,664	18,083	54,293	51,536
General and administrative	8,369	9,391	8,724	35,921	28,535
Merger costs	—	—	4,500	—	6,628
Restructuring charges	793	1,674	1,498	7,214	2,047

Total operating expenses	33,926	37,269	48,216	151,990	134,898

Loss from operations	(3,374)	(8,906)	(18,537)	(34,818)	(29,263)
Interest and other income (expense)	(1,424)	(3)	(62)	(1,427)	476
Interest expense, related party	(4,789)	(4,695)	(3,482)	(18,016)	(17,848)
Foreign exchange gains (losses), net	118	(51)	(204)	(266)	(302)

Loss before income taxes	(9,469)	(13,655)	(22,285)	(54,527)	(46,937)
Income taxes provision (benefit)	(306)	(557)	(933)	282	(224)

Net loss	(9,163)	(13,098)	(21,352)	(54,809)	(46,713)

Change in redemption value of preferred shares	—	—	—	—	(3,047)

Net loss attributable to common shareholders	$(9,163)	$(13,098)	$(21,352)	$(54,809)	$(49,760)

Net loss allocable to common stockholders per share—basic and diluted	$(0.29)	$(0.42)	$(0.69)	$(1.75)	$(3.67)

Weighted-average shares outstanding used in computing net loss per share—basic and diluted:	31,444	31,444	31,113	31,323	13,566

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted EBITDA results

(In thousands, except per share data, unaudited)

	Three Months Ended December 31, 2011
	Statement of Operations	Adjustments		Adjusted Non-GAAP
Revenues:
Products	$38,660	$144	B	$38,804
Services	11,352	281	B	11,633

Total revenues	50,012	425		50,437

Cost of Revenues:
Products	14,253	(2,193)	A,B,C	12,060
Services	5,207	—		5,207

Total cost of revenues	19,460	(2,193)		17,267

Gross profit	30,552	2,618		33,170

Operating Expenses:
Research and development, net	12,300	(575)	A,C	11,725
Sales and marketing	12,464	(1,466)	A,C	10,998
General and administrative	8,369	(2,323)	A,C,D,E	6,046
Merger costs	0	—		—
Restructuring charges	793	(793)		—

Total operating expenses	33,926	(5,157)		28,769

Loss from operations	(3,374)	7,775		4,401
Interest and other income (expense)	(1,424)	1,424		—
Interest expense, related party	(4,789)	4,789		—
Foreign exchange gains (losses), net	118	(118)		—

Loss before income taxes	(9,469)	13,870		4,401
Income taxes provision (benefit)	(306)	306		—

Net loss	$(9,163)	$13,564		$4,401

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted EBITDA results

(In thousands, except per share data, unaudited)

	Three Months Ended September 30, 2011
	Statement of Operations	Adjustments		Adjusted Non-GAAP
Revenues:
Products	$36,604	$155	B	$36,759
Services	10,817	413	B	11,230

Total revenues	47,421	568		47,989

Cost of Revenues:
Products	13,700	(2,373)	A,B,C	11,327
Services	5,358	(25)	E	5,333

Total cost of revenues	19,058	(2,398)		16,660

Gross profit	28,363	2,966		31,329

Operating Expenses:
Research and development, net	13,540	(741)	A,C,E	12,799
Sales and marketing	12,664	(1,524)	A,C,E	11,140
General and administrative	9,391	(2,995)	A,C,D,E	6,396
Merger costs	—	—		—
Restructuring charges	1,674	(1,674)		—

Total operating expenses	37,269	(6,934)		30,335

Loss from operations	(8,906)	9,900		994
Interest and other income (expense)	(3)	3		—
Interest expense, related party	(4,695)	4,695		—
Foreign exchange gains (losses), net	(51)	51		—

Loss before income taxes	(13,655)	14,649		994
Income taxes provision (benefit)	(557)	557		—

Net loss	$(13,098)	$14,092		$994

(A)	Stock-based compensation for the three months ended December 31, 2011 and September 30, 2011, was as follows:

	December 31, 2011	September 30, 2011
Cost of revenues	$79	$89
Research and development, net	199	239
Sales and marketing	196	234
General and administrative	225	198

	$699	$760

(B)	Purchase price adjustments for the three months ended December 31, 2011 and September 30, 2011, was as follows:

	December 31, 2011	September 30, 2011
Revenues:
Products	$144	$155
Services	281	413

Total revenues	$425	$568

Cost of Revenues:
Products	18	138

Total cost of revenues	$18	$138

Operating Expenses:
Sales and Marketing

Total operating expenses	$—	$—

(C)	Depreciation and amortization for the three months ended December 31, 2011 and September 30, 2011, was as follows:

	December 31, 2011	September 30, 2011
Cost of revenues	$2,096	$2,146
Research and development, net	376	437
Sales and marketing	1,270	1,269
General and administrative	776	812

	$4,518	$4,664

(D)	SEC Inquiry for the three months ended December 31, 2011 and September 30, 2011, was as follows:

	December 31, 2011	September 30, 2011
General and administrative	1,147	1,699

	$1,147	$1,699

(E)	Integration for the three months ended December 31, 2011 and September 30, 2011, was as follows:

	December 31, 2011	September 30, 2011
Cost of revenues	$—	$25
Research and development, net	—	65
Sales and marketing	—	21
General and administrative	175	286

	$175	$397

DIALOGIC INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$10,353	$24,559
Restricted cash	1,497	650
Accounts receivable, net	49,956	57,931
Inventories	20,127	27,102
Prepaid expenses	3,580	5,703
Other current assets	3,081	7,695

Total current assets	88,594	123,640
Property and equipment, net	7,947	10,262
Intangible assets, net	33,267	46,904
Goodwill	31,223	31,614
Deferred debt issuance costs, net	286	3,307
Deferred taxes	550	—
Other assets	1,475	1,393

Total assets	$163,342	$217,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness	$12,509	$12,783
Accounts payable	21,569	23,552
Accrued liabilities	23,417	23,765
Deferred revenue	14,872	17,209
Income tax payable	1,665	2,010
Short-term debt, related party	89,875	—
Interest payable on long-term debt	3,452	2,953

Total current liabilities	167,359	82,272
Long-Term liabilities:
Long-term debt, related party	4,800	93,811
Accrued restructuring	2,471	—
Income taxes payable	2,338	2,416
Deferred revenue	1,810	2,423

Total liabilities	178,778	180,922
Commitments and contingencies
Stockholders’ equity:
Common shares and additional paid-in capital	222,093	218,783
Accumulated other comprehensive (loss)	(22,206)	(22,071)
Accumulated deficit	(215,323)	(160,514)

Total stockholders’ equity (deficit)	(15,436)	36,198

Total liabilities and stockholders’ equity (deficit)	$163,342	$217,120

Investor Relations:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

or

Dialogic

Andrew Goldberg, 973-967-6425

Andrew.Goldberg@dialogic.com